Exhibit 99.1

Pernix Therapeutics Announces New Revolving Credit Facility

MORRISTOWN, NJ – August 24, 2015 (GLOBAL NEWSWIRE) – Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX) (“Pernix” or “the Company”), a specialty pharmaceutical company, today announced the completion of a new three-year $50 million revolving credit facility with Wells Fargo. The new facility bears an interest rate of LIBOR plus 1.5% to LIBOR plus 2.0% versus the Company’s prior revolving credit facility of LIBOR plus 7.5% with a 1.5% LIBOR floor, and is a substantial interest rate reduction.

“This new revolving credit facility reflects our commitment to lowering our cost of capital and provides us with significant additional flexibility to support our growth strategy,” said Sanjay Patel, Chief Financial Officer.

The new revolving credit facility may be used for general corporate as well as strategic purposes, and is scheduled to mature in August 2018. As of June 30, 2015, Pernix had $7.9 million in outstanding borrowings under the Company’s previous revolver.

This new revolving credit facility replaces the Company’s previous credit facility.

About Pernix Therapeutics

Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market. The Company targets underserved therapeutic areas such as CNS, including neurology and pain management, and has an interest in expanding into additional specialty segments. The Company promotes its branded products to physicians through its two Pernix sales forces and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as  The Company targets underservedforecast,”orecast,s release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such ’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors”isk Factorsuture events, these forward-looking statements involve risks and uncertainties. Investors should note thatated herein or therein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained in the Company’s Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Pernix Therapeutics Holdings Inc. Contact

Investor Relations

Lisa Wilson, (212) 452-2793
In-Site Communications
lwilson@insitecony.com

Or

Sanjay Patel, (800) 793-2145 ext. 1009
Chief Financial Officer
spatel@pernixtx.com

Media Relations

Marianne Lambertson, (800) 793-2145 ext. 1012
Vice President, Strategic Development
mlambertson@pernixtx.com